Exhibit 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-275774) and Form S-8 (Nos. 333-215145-01, 333-155581-01, 333-215150-01, 333-185354-01, 333-222048, 333-279320) of Southwest Gas Holdings, Inc. of our report dated February 25, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Las Vegas, Nevada
February 25, 2026